SCHEDULE 14A
                                  (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                         Filed by the registrant  --X--

               Filed by a party other than the registrant   -----

                          Check the appropriate space:

                    -----     Preliminary proxy statement
                    --X-      Definitive proxy statement
                    -----     Definitive additional materials
                    -----     Soliciting material pursuant to Rule 14a-11(c) or
                                           Rule 14a-12

                           Robertson-Ceco Corporation
        -----------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)
       ------------------------------------------------------------------
      (Name of Person Filing Proxy Statement if other than the Registrant)

              Payment of filing fee (Check the appropriate space):

                    --X--     No Fee Required.
                    -----     $500 per each party to the controversy pursuant to
                              Exchange Act Rule 14a-6(1)(3).
                    -----     Fee computed on table below per Exchange Act Rules
                              14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
     (4)  Proposed maximum aggregate value of transaction: -----------------
     (5)  Total fee paid:

     -    Fee paid previously with preliminary materials.


     -----   Check space if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid: ----------------------
     (2)  Form, schedule or registration statement no.: --------
     (3)  Filing party:   -----------------------
     (4)  Dated filed:  -------------------------





                           ROBERTSON-CECO CORPORATION
                        5000 Executive Parkway, Ste. 425
                               San Ramon, CA 94583
                                  510-358-0330

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 20, 1997





To the Stockholders of Robertson-Ceco Corporation:

     Notice is hereby given that the annual meeting of stockholders of ROBERTSON-CECO CORPORATION, a Delaware corporation (the "Company"), will be held at its corporate offices, 5000 Executive Parkway, Ste. 425, San Ramon, California 94583 at 10:00 a.m. local time, on May 20, 1997 for the following purposes:

   1. To elect seven directors of the Company to hold office for the ensuing year.

   2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed April 15, 1997, as the record date for the determination of the holders of shares of the Company's outstanding Common Stock entitled to notice of and to vote at the annual meeting of stockholders. Each stockholder is entitled to one vote per share on all matters to be voted on at the meeting.


                                   By Order of the Board of Directors


                                   Stanley H. Meadows
                                   Secretary

April 29, 1997

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.






                           ROBERTSON-CECO CORPORATION
                        5000 EXECUTIVE PARKWAY, STE. 425
                               SAN RAMON, CA 94583

                                PROXY STATEMENT

                       ANNUAL MEETING OF THE STOCKHOLDERS
                                  MAY 20, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Robertson-Ceco Corporation (the "Company") for use at the annual meeting of stockholders of the Company and at any adjournment or adjournments thereof (the "Meeting") to be held, pursuant to the accompanying Notice of Annual Meeting, on Tuesday, May 20, 1997 at the offices of Robertson-Ceco Corporation located at 5000 Executive Parkway, Ste. 425, San Ramon, California at 10:00 a.m. local time. The Company expects to mail this Proxy Statement and accompanying proxy on or about April 29, 1997.

     Valid proxies will be voted as specified thereon at the Meeting. A stockholder who has executed and returned a proxy may revoke it at any time before it is voted by delivering an executed proxy bearing a later date or a written notice of revocation to the Secretary of the Company, or by voting in person at the Annual Meeting. Any stockholder who attends the Meeting in person will not be deemed thereby to revoke the proxy unless such stockholder affirmatively indicates the intention to vote the shares in person.

                                  ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1996, including financial statements examined by Price Waterhouse LLP, independent accountants, and their report thereon, is being mailed herewith. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO:
INVESTOR RELATIONS, ROBERTSON-CECO CORPORATION, 5000 EXECUTIVE PARKWAY, STE. 425, SAN RAMON, CALIFORNIA 94583.

                                VOTING SECURITIES

     The holders of record of shares of Common Stock of the Company on April 15, 1997 are entitled to vote at the Meeting. On that date there were issued, outstanding and entitled to vote at the Meeting 16,111,500 shares of Common Stock. Each stockholder has one vote for each share of Common Stock held by such stockholder of record on each of the matters which comes up for a vote at the Meeting.



                             SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company has made arrangements with its transfer agent, the American Stock Transfer and Trust Company, to assist the Company in the solicitation of proxies. The Company anticipates that the cost of such solicitation will be less than $25,000 plus other nominal out-of-pocket expenses. Employees of the Company may also solicit proxies without additional compensation. The Company and the American Stock Transfer and Trust Company will request banks, brokers and other intermediaries holding shares beneficially owned by others to send the proxy material to and obtain proxies from such beneficial owners and will reimburse such intermediaries for their reasonable expenses in so doing.

                               SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following table sets forth those stockholders known to the Company to be beneficial owners of more than 5% of the Company's Common Stock. Unless otherwise specified, each person has sole power to vote and dispose of their beneficially owned shares. The information with respect to the Common Stock held by Michael E. Heisley is based on information set forth in the Schedule 13D of Mr. Heisley dated February 10, 1997. The information with respect to Ingalls & Snyder is based on information set forth in the Schedule 13G of Ingalls & Snyder dated January 23, 1996.

                                   Name and Address
                                       of Beneficial                  Number of          Percent of
                                           Owner                        Shares(1)          Class(2)


                              Michael E. Heisley                      9,000,460(3)(4)    55.86%
                              Three First National Plaza
                              Suite 5600
                              Chicago, IL 60602

                              Ingalls & Snyder                        1,890,415          11.73%
                              61 Broadway
                              New York, NY  10006


(1) Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC.

(2) The percentages have been calculated based on the number of shares of Common Stock (16,111,500) which were outstanding at the close of business on April 15, 1997.

(3)  Michael E. Heisley, the Chief Executive Officer and director of the
     Company, has sole voting and dispositive power over; (a) 2,499,999 shares beneficially owned by RBC Holdings, L.P., (b) 1,127 shares owned by Mr.
     Heisley, (c) 4,332,834 shares beneficially owned by Heisley Investments,
     LLC, and (d) 2,166,500 shares beneficially owned by Heisley Holding, Inc.
     (formerly known as Pettibone Corporation).

(4) Heisley Investments, RBC Holdings, and Heisley Holding, Inc. have entered into an agreement with the Company providing under certain circumstances for shares of the Company's Common Stock issued to it to be registered under the Securities Act of 1933.


MANAGEMENT

     The following information regarding beneficial ownership of Common Stock by directors and executive officers of the Company is based in part upon information received from the persons named and other persons included in the group of directors and executive officers. The information is provided as of March 15, 1997.

                              Amount and
                                Name of                       Nature of
                            Beneficial Owner                Ownership(1)                        Percent of Class
                            ---------------------           -----------------                 --------------------

                          Andrew G.C. Sage                         250,112                            1.55%
                          Michael E. Heisley                     9,000,460(2)                        55.86%
                          Frank A. Benevento, II                   596,235(3)                         3.70%
                          Stanley G. Berman                          1,127                             *
                          Mary Heidi Hall Jones                    116,147(4)                          *
                          Kevin E. Lewis                             1,127                             *
                          Stanley H. Meadows                           964                             *
                          Leonids Rudins                             1,127                             *
                          Gregg C. Sage                            250,112(5)                         1.55%
                          E. A. Roskovensky                        140,000(6)                          *
                          Ronald D. Stevens                         15,000(7)                          *

                       Total of all shares beneficially owned by all executive officers and directors as a group
                          (11 Persons)                          10,132,299(8)                        65.46%
                                                 ______________________________________
                                                             * less than 1%


(1) Unless otherwise indicated, the shares shown in the table are those as to which the beneficial owner has sole voting and investment power with the exception of those restricted shares issued under the Company's 1991 Long
     Term Incentive Plan (the "Long Term Incentive Plan") as to which such persons have sole voting power.

(2) Refer to footnote 3 in the previous table for information regarding voting and dispositive power with respect to Common Stock beneficially owned by Mr. Michael E. Heisley. The number of shares listed on this table includes the 1,127 shares owned directly by Mr. Heisley.

(3)  Consists of the 546,235 shares owned by Hemisphere Investment, L.P.
     ("Hemisphere"). Mr. Benevento owns 47% of Hemisphere. The number of shares listed on this table includes 50,000 shares owned directly by Mr.
     Benevento.

(4)  This information is based on information set forth in Amendment No. 1 to
     Schedule 13D filed by Ms. Jones on October 8, 1993 in her individual capacity and as trustee under certain trusts. Ms. Jones has sole voting and dispositive power of all shares.

(5) Includes all shares owned by Sage Capital Corporation ("Sage Capital") and deemed to be beneficially owned by Mr. Andrew G. C. Sage, II. Mr. Gregg C.
     Sage has 25% ownership in and is a Managing Director of Sage Capital, and may be deemed to share voting and investment power over the shares of Common Stock held by Sage Capital. Mr. Gregg C. Sage disclaims beneficial ownership of such Common Stock.

(6)  See "Executive Compensation".

(7) Consists of restricted shares of the Company's Common Stock granted under The Long Term Incentive Plan. See "Executive Compensation".

(8) Includes 15,000 restricted shares of the Company's Common Stock granted under the Long-Term Incentive Plan. See "Executive Compensation".


       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on a review of the copies of such Section 16(a) forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during 1996 all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                          QUORUM AND VOTING OF PROXIES

     Under the Company's By-Laws a majority of shares entitled to be voted, present in person or represented by proxy, constitutes a quorum as to such matters. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" ( i.e. shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) with respect to a particular matter will be considered present for purposes of determining the presence of a quorum.

     All shares represented by a properly executed proxy will be voted at the Annual Meeting in accordance with the directions on such proxy. If no direction is indicated on a properly signed proxy, the shares covered thereby will be voted for the election of all of the board's nominees as directors. Directors are elected by a plurality of stockholder votes.

                              ELECTION OF DIRECTORS

     The board nominates the following people to serve one-year terms as directors of the Board of the Company:

                         Andrew G. C. Sage, II
                         Michael E. Heisley
                         E. A. Roskovensky
                         Frank A. Benevento, II
                         Stanley G. Berman
                         Stanley H. Meadows
                         Gregg C. Sage

     Information regarding the directors whose term will continue after the meeting and nominees for directors of the Company as of April 15, 1997 is set forth below.


                                                                                        Term Expires
                                                                    Director         at Annual Meeting
                                                   Age                Since             to be Held in

                 Andrew G. C. Sage, II             71                11/92                 1997
                 Michael E. Heisley                60                 7/93                 1997
                 E. A. Roskovensky                 51                11/94                 1997
                 Frank A. Benevento, II            49                 7/93                 1997
                 Stanley G. Berman                 63                 7/93                 1997
                 Stanley H. Meadows                52                 5/96                 1997
                 Gregg C. Sage                     39                11/92                 1997
__________________

     Mr. Andrew G. C. Sage, II is Chairman (since July 1993) of the Company.
Mr. Sage also served as President (from November 1992 until July 1993) and Chief
Executive Officer (from November 1992 until December 1993) of the Company. Mr.
Sage is also President of Sage Capital Corporation ("Sage Capital"), a general business and financial management corporation specializing in business restructuring and problem solving. Prior to the formation of Sage Capital in 1989, Mr. Sage was a consultant to and/or a director of Heico, Inc., Pettibone
Corporation and USIF Real Estate. Mr. Sage is a director of Computervision
Corporation, Fluid Conditioning Products, and Tom's Foods, Inc.  Andrew G.C.
Sage, II is  the father of Mr. Gregg C. Sage.



     Mr. Heisley is Chief Executive Officer and Vice Chairman (since December
1993) of the Company.  Mr. Heisley is Chairman of the following companies:
Davis Wire Corporation (since 1991), a manufacturer of steel wire; Tom's Foods, Inc. (since 1993), a manufacturer and distributor of snack foods; and Nutri/System, L.P. (since 1993), a national weight maintenance company. He is also Chairman of the Executive Committee of Heisley Holding, Inc. (since 1988), and a director of Envirodyne, Inc. (since 1994).

     Mr. Roskovensky is President and Chief Operating Officer (since November
1994) of the Company. Prior to being elected President and Chief Operating Officer, Mr. Roskovensky served the Company as President of the Company's Metal Buildings Group (from February 1994). He is also the President and Chief Executive Officer of Davis Wire Corporation (from 1991), a manufacturer of steel wire. Prior to 1991, Mr. Roskovensky was the President of USS-POSCO Industries (from 1986 to 1990), a steel mill joint venture company between USX Corporation and Pohang Iron & Steel of the Republic of Korea.

     Mr. Benevento was general partner (from 1987 to 1995) of the partnership that controls the general partner of the Energy Recovery Fund, an entity chartered to invest in oil and oil service companies. He was also President and Chief Executive Officer (from 1987 to 1995) of Energy Recovery Management, Inc., the management company of The Energy Recovery Fund. Mr. Benevento was Chairman (April 1990 to January 1993) of Sub Sea International, Inc., an oilfield related underwater diving and robotics company. Mr. Benevento is a director of EnServ Corporation.

     Mr. Berman is currently a retail consultant (since April 1991). Prior to that time, he was Executive Vice-President of Administration (1978-1991) of Grossman's Inc., a retail building materials company, with which he had been employed since 1953. Mr. Berman is a director of Construcentru DE America, S.A. DE C.V.

     Mr. Meadows is the president of a professional corporation that has been a partner at a law firm of McDermott, Will & Emery since 1985. McDermott, Will & Emery provided services to the Company in 1996 and is expected to provide services to the Company in 1997.

     Mr. Gregg C. Sage served as a full-time consultant to the Company from September 1992 to December 1994. Mr. Sage is currently President of Cupples Products, Inc., a manufacturer of curtainwall products. Mr. Sage is also Managing Director (since 1989) of Sage Capital. Prior thereto, Mr. Sage was President and Chief Executive Officer (1987 to 1989) of Rusco-Sage Industries, a window manufacturing company. Mr. Gregg C. Sage is the son of Mr. Andrew G. C. Sage, II.

     The Board of Directors is responsible for the general supervision, management and control of the Company's business. In addition, the Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee consists of Messrs. Benevento (Chairman), G. Sage, L. Rudins and Ms. Jones. The Committee reviews with the financial officers of the Company and its outside auditors the scope of the annual audit and the results thereof, the financial statements of the Company, the extent and operation of the Company's internal financial control systems and fees charged by the Company's auditors for auditing and other professional services. It also oversees the internal audit function of the Company. At present, the Compensation Committee consists of Messrs. Lewis and Berman. The Compensation Committee acts upon employment agreements between the Company and its executive officers, establishes salaries for the Company's executive officers, awards senior management performance bonuses and grants awards under the Long Term Incentive Plan. The Nominating Committee consists of Messrs. Heisley (Chairman), Lewis and A. Sage, and recommends persons as nominees for election as a director and will consider nominations submitted by stockholders. Stockholders of the Company wishing to make recommendations should write to the Nominating Committee, c/o Ronald D. Stevens, Executive Vice President, Robertson-Ceco Corporation, 5000 Executive Parkway, Ste. 425, San Ramon, California 94583.

     During 1996, the Board held four meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting and the Nominating Committee held one meeting. During 1996, each director attended 75% or more of the aggregate of the total number of meetings of the Board (held during the period for which he or she has been a director), and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

     Each of the nominees has agreed to serve as director, if elected. If, at the time of the Meeting a nominee is unwilling or unable to serve as a director, the Board may fix the number of directors at less than seven, or the persons named as proxies may nominate and may vote for other persons in their discretion. The Company has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table sets forth the compensation earned for services rendered during 1996 by the Chief Executive Officer, and the three executive officers who received in excess of $100,000 in salary and bonus compensation in 1996.


                                                                        ANNUAL                         LONG TERM        ALL OTHER
                                                                     COMPENSATION                    COMPENSATION      COMPENSATION

                                                                                                      RESTRICTED
                                                                                                         STOCK
            NAME AND PRINCIPAL POSITION      YEAR        SALARY            BONUS          OTHER         AWARDS          AMOUNT(1)

            Michael E. Heisley              1996     $300,000.00            -               -              -                -
              Chief Executive Officer       1995     $300,000.00             -              -              -                -
              and Vice Chairman             1994     $300,000.00             -              -              -                -

            E.A. Roskovensky(2)(3)          1996     $363,000.00          $163,350.00       -              -         $4,500.00
              President and                 1995     $363,000.00          $163,350.00       -       $455,000.00      $4,500.00
              Chief Operating               1994     $240,500.00          $130,000.00       -              -                -
                 Officer                                    -                -              -              -                -

            Ronald D. Stevens(4)(5)         1996     $ 47,001.00      $  6,250.00          -        $120,000.00             -
              Executive Vice                1995            -                -              -              -                -
              President, and Chief          1994            -                -              -              -                -
              Financial Officer

            Andrew Sage                     1996     $125,000.00             -              -              -                -
              Chairman                      1995     $125,000.00             -              -              -                -
                                            1994     $150,000.00             -              -              -                -

(1) Reflects the amount of 401(k) matching contributions made by the Company under its defined contribution plan.

(2)  Mr. Roskovensky became an executive officer of the Company on May 5, 1994.
     Mr. Roskovensky was not compensated directly by the Company in 1994, but, the Company accrued and paid $221,644 to Davis Wire Corporation ("Davis") under an arrangement with Davis for the provision of his services. Davis is an affiliate of Michael E. Heisley. Mr. Roskovensky became a salaried employee of the Company in 1995. In January, 1995, the Company paid Mr.
     Roskovensky $18,856 with respect to his services as an executive officer of the Company for November and December of 1994.

(3) In September 1995, the Company granted an award of 140,000 restricted shares to Mr. Roskovensky. Restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until they vest. However, the shares can be voted and recipients will be entitled to any dividends and other distributions paid with respect to the shares, subject to the same restrictions (except in the case of cash distributions) as those applying to the underlying shares. The dollar value for the restricted stock shown in the table is based on the closing market price on the date of the grant, in Mr. Roskovensky's case, September 19, 1995, which was $3.25. The closing market price of the Company's Common Stock on December 31, 1996, the last trading day of the last completed fiscal year, was $7.875. Based on such price, on December 31, 1996, Mr. Roskovensky's stock holdings were valued at $1,102,500. One-third of Mr. Roskovensky's restricted stock vested on September 19, 1995, one-third vested on November 1, 1995, and the final one-third vested on November 1, 1996.

(4)  Mr. Stevens became an executive officer of the Company on October 31, 1996.

(5)  In 1996, the Company granted Mr. Stevens 15,000 restricted shares.
     Restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until they vest. However, the shares can be voted and recipients will be entitled to any dividends and other distributions paid with respect to the shares, subject to the underlying shares. The 15,000 shares will vest at the rate of 3,000 shares annually for each of the next five years beginning on October 7, 1997. The dollar value for the restricted stock shown in the table is based on the closing market price on the date of the grant, in Mr. Stevens' case, as of October 7, 1996, which was $8.00. The closing market price of the Company's Common Stock on December 31, 1996, the last trading day of the last completed fiscal year, was $7.875. Based on such price, on December 31, 1996, Mr. Stevens' stock holdings were valued at $118,125.


EXECUTIVE EMPLOYMENT AGREEMENTS

The Company considers itself an "at will" employer (subject to any contractual arrangements described below) with respect to its officers who are employees. The Company executed an employment offer letter with Mr. Stevens, prior to the commencement of his employment with the Company. The employment letter set forth such officer's position with the Company, his starting base salary, his participation in the Company's employee insurance and pension benefit plans and incentive bonuses and also provided for severance payments of one year's compensation to be made in the event of termination of employment from the Company.

RETIREMENT BENEFITS

     The Company's executive officers are eligible to participate in the Company's 401(k) Savings Plan. Each participant may defer up to 10% of their annual earnings and the Company matches 50% of the contributions up to 6% of the participant's earnings, subject to maximum limitations under the Internal Revenue Code.

     Prior to December 31, 1994, the Company's executive officers were eligible to participate in the Company's Master Pension Plan (the "Retirement Plan") after one year of continuous service. The Retirement Plan was amended effective January 1, 1995 to cease future benefit accruals for all salaried employees and allow no new salaried employee participants after December 31, 1994.

COMPENSATION OF DIRECTORS

     Directors who are not employees or consultants of the Company or any of its subsidiaries are paid an annual retainer of $20,000 and a fee of $1,000 for actual attendance and $250 for participation by telephone at each meeting of the Board or any of its committees, together with expenses of attendance. The Chairpersons of the Audit Committee and Compensation Committee are each paid an additional annual retainer of $3,000. A non-employee director may elect to have payments of retainer and meeting fees deferred and held by the Company for payment at a later date selected by such director. All deferred payments accrue interest at the Mellon Bank, N.A. prime rate as in effect from time to time.

     Each person who becomes a member of the Board and who is not then an employee of the Company or any of its subsidiaries receives, pursuant to the terms of The Long Term Incentive Plan, a one-time, automatic award of shares of Common Stock ("Non-Employee Director Awards"). Shares of Common Stock received pursuant to a Non-Employee Director Award are in lieu of the first $5,000 of the retainer fee that would otherwise be payable to such director. The number of shares issued to an eligible director equals $5,000 divided by the fair market value of one share of Common Stock as of the last day of the month immediately preceding the date such retainer would otherwise be paid.



                          COMPENSATION COMMITTEE REPORT
                        AND STOCK PRICE PERFORMANCE GRAPH

     NOTE: THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, NOTWITHSTANDING ANY SUCH INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is pleased to present its report on executives' compensation. The Compensation Committee is appointed by the Board of Directors and, during 1996, was composed of two directors of the Company who were not employees of the Company and who were independent of management. The Committee is responsible for administration of the Company's compensation program for executive officers, including awards under the Company's incentive compensation plans.

     During 1995, the management of the Company and the Board of Directors determined that the best strategy for the Company was to operate solely as a metal buildings business and to downsize the overall corporate administrative activities. The successful implementation of this strategy resulted in a dramatic improvement in the Company's 1996 financial results.

     The Company's compensation philosophy is to maintain a simplistic compensation structure, incentivize the achievement of profitability within the operations and reward achievement. The Company's compensation structure with respect to its executive officers has been based on the desire to attract and retain individuals with the necessary abilities and skills to recommend strategies and implement the programs approved by the Board of Directors.

     For 1996, the base salary of $300,000 for Mike Heisley, Chief Executive Officer, and the base salary of $363,000 for Mr. Roskovensky as President and Chief Operating Officer stayed the same as 1995. In 1996, the average increase for all salaried employees was 3.58% including both promotional and merit increases.

     The Company has an annual bonus program in which executive officers and other key persons are eligible for annual cash bonuses as approved by the Committee, based on achievement of certain financial objectives, including targeted earnings and individual performance objectives. In addition, the Committee has authority to make discretionary awards.

     With respect to 1996, the Committee approved awards based on achievement of desired financial targets approved by the Committee and the Board of Directors in early 1996. Such rewards were based in part on the subjective determination of the Committee utilizing input from the Chief Executive Officer and the Chief Operating Officer. The Committee approved and the Board of Directors authorized a payment of a $163,350 bonus to Mr. Roskovensky and a pro-rated $6,250 bonus to Mr. Stevens. No bonus was paid to Mr. Heisley or Mr. A. Sage.

     In 1996, the Committee approved an employment agreement with Mr. Stevens. This agreement provides for a beginning base salary and bonus that is subject to periodic review by the Committee. In addition, Mr. Stevens received a 15,000 share restricted stock award which will vest ratably over a five year period. The agreement also provides, amongst other things, for a severance payment should Mr. Stevens be terminated without cause.

     In summary, the Compensation Committee believes that the 1996 Compensation levels reflect the Company's policy to attract and retain highly qualified individuals to positions key to the Company's success. The Committee further believes that the combination of base salary and bonus opportunity, as determined above, provides a comprehensive program designed to maximize long term stockholder interests.


          Kevin E. Lewis
          Stanley G. Berman


STOCK PRICE PERFORMANCE GRAPH

     The following line graph compares the cumulative performance of the Common Stock (and, prior to the merger of H. H. Robertson Company ("Robertson") and Ceco Industries, Inc. on November 8, 1990, the common stock of Robertson) with the S&P Composite - 500 Stock Index and a building products industry index constructed by the Company (consisting of Apogee Enterprises, Butler Manufacturing, International Aluminum and United Dominion Industries, and weighted by market capitalization) as of December 31 of each year in the five-year period ended December 31, 1996. The graph assumes that $100 was invested at the closing price on December 31, 1991 in each of Robertson's Common Stock, the S&P Composite - 500 Stock Index and the building products industry index, and that all dividends were reinvested.


                                      GRAPH




[


                  12/91   12/92   12/93   12/94   12/95   12/96

 Robertson-Ceco
 Corporation      100      22       7       6      10      15
 Peer Group       100      97     184     199     235     298
 S & P 500        100     108     118     120     165     203


        ]



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 28, 1996 the Company entered into a letter of intent with Hemisphere Group, LLC ("Hemisphere") a company whose Chairman, Frank A. Benevento, II, is a director of the Company. Under the terms of the letter of intent, Hemisphere received from January 1, 1996, through the end of June 1996, a monthly retainer of $15,000 from the Company. In consideration for the retainer fees, Hemisphere provided the Company with investment banking services.




                             INDEPENDENT ACCOUNTANTS

     The firm of Price Waterhouse LLP ("Price Waterhouse") was engaged by the Board of Directors of the Company upon the recommendation of its Audit Committee to audit the financial statements of the Company for the most recent fiscal year ending December 31, 1996. On April 3, 1997, the Board of Directors of the Company ratified the selection of Arthur Andersen LLP to serve as its independent public accountants for fiscal 1997 and, accordingly, dismissed Price Waterhouse.

     Price Waterhouse's reports on the Registrant's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through April 2, 1997, there was no disagreement with Price Waterhouse regarding any matter of accounting principles or practices, financial statement disclosure or auditing procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse, would have caused Price Waterhouse to make reference thereto in their reports.

     No representatives of Arthur Andersen LLP or of Price Waterhouse will be present at the Annual Meeting.

                STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any proposal by a stockholder of the Company intended to be presented for consideration at the Company's annual meeting of stockholders in 1998 must be received by the Company not later than December 29, 1997 for inclusion in the proxy statement and form proxy relating to that meeting. Proposals should be submitted to the Secretary of the Company at the Company's principal office in San Ramon, CA.


                                  OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect to any other business that is properly brought before the Meeting in accordance with the judgment of the person or persons voting the proxies.


               By Order of the Board of Directors


               Stanley H. Meadows
               Secretary



  April 29, 1997


                                      PROXY

                 ROBERTSON-CECO CORPORATION (THE "CORPORATION")
              5000 EXECUTIVE PARKWAY, STE. 425, SAN RAMON, CA 94583

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael E. Heisley and Andrew G.C. Sage, II, and each of them as proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Common Stock in the Corporation at the annual meeting of stockholders of the Corporation to be held on Tuesday, May 20, 1997 and at any adjournment thereof, with the same authority as if the undersigned were personally present.


                              ELECTION OF DIRECTORS

     ____ FOR all nominees listed below (except as marked to the contrary)--recommended by the Board of Directors

     ____ WITHHOLD AUTHORITY to vote for all nominees listed below

     ANDREW G. C. SAGE, II, MICHAEL E. HEISLEY, E. A. ROSKOVENSKY, FRANK A. BENEVENTO, II, STANLEY G. BERMAN, STANLEY H. MEADOWS, GREGG C. SAGE

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED ABOVE.

                     (PLEASE DATE AND SIGN ON THE REVERSE SIDE.)


     THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.


                                               (IF THE STOCK IS REGISTERED IN
                                               THE NAME OF MORE THAN ONE
                                               PERSON, THE PROXY SHOULD BE
                                               SIGNED BY ALL NAMED HOLDERS.  IF
                                               SIGNING AS ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE,
                                               GUARDIAN, CORPORATE OFFICIAL,
                                               ETC., PLEASE GIVE FULL TITLE AS
                                               SUCH.)

                                               ________________________________
                                               (SIGNATURE)

                                               DATED:____________________,1997